Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Reports First Quarter 2014 Results

OLD BRIDGE, New Jersey—May 15, 2014—Blonder Tongue Laboratories, Inc. (NYSE MKT:BDR) announced its sales and results for the first quarter ended March 31, 2014.

Net sales decreased $1,141,000, or 17%, to $5,578,000 in the first three months of 2014 from $6,719,000 in the first three months of 2013.  Net loss for the three months ended March 31, 2014 was $(1,161,000) or $(0.19) per share, compared to $(482,000) or $(0.08) per share for the comparable period in 2013.

The net sales decrease is primarily attributed to a decrease in sales of contract manufactured products and digital video headend products offset by an increase in analog video headend products.  Sales of contract manufactured products were $80,000 and $960,000, digital video headend products were $2,404,000 and $3,192,000, and analog video headend products were $1,671,000 and $1,283,000 in the first three months of 2014 and 2013, respectively.  The reduction in sales of the contract manufactured products is directly related to the reduction in sales to XRS Corporation.

Commenting on the first quarter, Chairman and Chief Executive Officer James A. Luksch noted, “As I have stated previously, our first quarter is traditionally a weak quarter, relative to the remaining quarters in a given year. On the bright side, certain of our new products, including our new AQT8 Series transcoders have given rise to a relatively strong backlog in excess of $5,200,000, to several key customers.  We expect to ship these products in the remaining quarters of this year. Our list of sales opportunities remains robust and we look forward to improved performance through the rest of 2014.”

Conference Call Reminder
Details of the live teleconference and webcast are as follows:
Date:           Thursday, May 15, 2014
Time:           11:00 a.m. Eastern Time (10:00 a.m. CT, 8:00 a.m. PT)
Investor Dial-in (US & Canada Toll-Free):  877-407-8033
Live Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=172756

The teleconference replay can be accessed until August 15, 2014, by dialing 877-660-6853 and using Conference ID # 13582509. The webcast link will be available under Investor Related Information on the Blonder Tongue Investor Relations webpage.

About Blonder Tongue
Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products.  As a leader in the field of cable television communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses. The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks.  Additional information on the Company and its products can be found at www.blondertongue.com, and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2013 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference.  The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

James A. Luksch
Chief Executive Officer
jluksch@blondertongue.com
(732) 679-4000

Blonder Tongue Laboratories, Inc.
Consolidated Summary of Operating Results
(in thousands, except per share data)
                                                                   (unaudited)

	Three months ended
	March 31,
	2014	2013

Net sales	$5,578	$6,719
Gross profit	1,757	2,488
Loss from operations	(1,113)	(413)
Net loss	$(1,161)	$(482)
Basic and diluted net loss per share	$(0.19)	$(0.08)
Basic and diluted weighted average shares outstanding	6,216	6,216

Consolidated Summary Balance Sheets
(in thousands)

                                 (unaudited)
	March 31, 2014	December 31, 2013

Current assets	$12,257	$13,156
Property, plant, and equipment, net	3,629	3,710
Total assets	21,510	22,641
Current liabilities	7,421	3,657
Long-term liabilities	156	3,956
Stockholders’ equity	13,933	15,028

Total liabilities and stockholders’ equity	$21,510	$22,641